Exhibit 17(e)

Matrix Proxy Voting Instructions

The accompanying proxy statement/prospectus outlines important issues regarding your Fund.  Please take time to read the accompanying proxy statement/prospectus, and then cast your vote.  There are three ways to vote — choose the method that’s most convenient for you.

[telephone icon]

1.

Vote by Telephone.

Call 1-866-241-6192

Just call our dedicated proxy voting number:
1-866-241-6192.  It’s available 24 hours a day, 7 days a week.  Enter the control number from your proxy card and follow the voice prompts to record your vote.

[computer icon]

2.

Vote by Internet.

Visit our web site,

Visit our web site, www.vote.proxy-direct.com,

www.vote.proxy-direct.com

and follow the voting instructions that appear.

[letter icon]

3.

Vote by Mail.

Return the

Simply fill out the proxy card and return it to us in

enclosed proxy card

the enclosed postage prepaid envelope.  There is no need

to return the card if you vote by phone or Internet.

Remember—your vote matters.  So follow one of these easy steps today!

Securities are offered by Quasar Distributors, LLC  RT37627 09-03